                                                                   Exhibit 10.22

                                LEASE AGREEMENT

         DATE OF LEASE EXECUTION: MAY 10, 1996.

                 1.       DEFINITIONS.

                          1.1     DEFINITIONS OF BASIC LEASE TERMS.  WHEN USED
HEREIN, THE FOLLOWING TERMS SHALL HAVE THE FOLLOWING MEANINGS:

                    LANDLORD:        PRESBYTERIAN HEALTH FOUNDATION
          LANDLORD'S ADDRESS:        711 STANTON L. YOUNG BOULEVARD
                                     OKLAHOMA CITY, OK  73104

                      TENANT:        ZYMETX, INC.
           TENANT'S ADDRESS:
                   BUILDING:         800 N. RESEARCH PARKWAY, OKLAHOMA CITY, OK  73104.
APPROXIMATE RENTABLE AREA OF
         THE LEASED PREMISES:        10,000. HOWEVER, TENANT WILL PAY RENT BASED ON THE ACTUAL
                                     RENTABLE AREA OCCUPIED. FINAL SQUARE FOOTAGE TO BE MODIFIED
                                     BASED ON A FINAL SPACE PLAN OF THE PREMISES.
                ANNUAL RENT:         YEARS 1&2 - $0.00; YEARS 3-10 -
                                     $150,000.00
               MONTHLY RENT:         MONTHS 1-24 - $0.00; MONTHS 25- 120 - $12,500.00

          RATE PER RENTABLE
       SQUARE FOOT ANNUALLY:         YEARS 1&2 - $0.00; YEARS 3-10 -$15.00


            PRELIMINARY PLAN
               DELIVERY DATE:        N/A

                  SCHEDULED
           COMMENCEMENT DATE:        DECEMBER 1, 1996
                        TERM:        120 MONTHS
            SECURITY DEPOSIT:        $12,500.00
           CONTINGENCY SPACE:        APPROXIMATELY 1,500 RENTABLE SQUARE FEET OF THE LEASED
                                     PREMISES MAY BE LEASED BY UROCOR AT ANY TIME BY UROCOR GIVING
                                     LANDLORD A MINIMUM OF 90 DAYS WRITTEN NOTICE.

               PERMITTED USE:        MEDICAL RESEARCH LABORATORY AND RELATED FACILITIES

                          1.2     Other Definitions.  When used herein the
following terms shall have the following meanings:

                                  (a)      Building Regulations - The
reasonable rules and regulations adopted and published from time to time by Landlord to promote the convenience, peace, safety and welfare of tenants of the Building and to govern the use of the Building and related facilities and the distribution of services. The initial Building Regulations are set forth on Exhibit C.

                                  (b)      Commencement Date - The date on
which the term of this Lease commences. The parties anticipate that the Commencement Date will be near the Scheduled Term Commencement Date, but the actual Commencement Date will be determined pursuant to paragraph 3.

                                  (c)      Common Areas - Hallways, elevators,
walkways, plazas, driveways, public parking areas located on the Real Estate, lobbies, and other parts of the Building designated by Landlord from time to time as intended for use by the public and other tenants of the Building.

                                  (d)      Encumbrance - Any mortgages, deeds
of trust, security agreements, collateral assignments, and other encumbrances which may now or hereafter affect Landlord's interest in this Lease, the Building, the Real Estate, or any portion thereof, or any other property associated therewith.

                                  (e)      Lease - This Lease Agreement as it
may from time to time be amended or supplemented by written agreement.

                                  (f)      Lease Term - The term of this Lease
Agreement, as set forth in paragraph 3.

                                  (g)      Leased Premises - Certain space in
the Building, as more particularly described on Exhibit B and the Leasehold Improvements located therein.

                                  (h)      Leasehold Improvements - All
improvements to be installed or constructed in or on the Leased Premises in addition to the Building shell, and all subsequent alterations or additions thereto, excluding moveable personal property and furniture placed in or on the Leased Premises by Tenant.

                                  (i)      Monthly Rent - For any calendar
month shall include, in addition to the Monthly Rent specified herein, the product of (i) Operating Costs for such month determined on an accrual basis in accordance with generally accepted accounting principles consistently applied, and (ii) Tenant's Share.

                                  (j)      Operating Costs - The actual
expenses incurred by Landlord of every kind and nature with respect to operation, maintenance, and management of the Building (including Common Areas) and all other improvements located on the Real Estate in excess of $4.50 per rentable square foot. Operating costs include, without limitation: (i) wages, salaries (and taxes imposed upon employers with respect to such wages and salaries), worker's compensation insurance premiums, and fringe benefits paid to persons employed by Landlord for rendering service in the normal operation, maintenance and repair of such improvements; (ii) contract costs of independent contractors hired for the operation, maintenance, management and repair of such improvements (which contractors may include affiliates of Landlord provided fees payable under such contracts did not exceed the prevailing fees for similar services); (iii) costs of electricity, steam, water, sewer, and other utilities chargeable to operation and maintenance of such improvements; (iv) cost of insurance for such improvements; including but not limited to fire and extended coverage, elevator, boiler, sprinkler leakage, water damage, public liability and property damage, plate glass, and rent protection, but excluding any charge for increased premiums due to acts or omissions of the other occupants giving rise to extra risks for which Landlord is reimbursed by such other occupants; (v) fuel; (vi) supplies; (vii) the cost, amortized over a reasonable period, and associated financing costs, of any capital improvement made after the completion of the Building if such improvement directly results in a cost saving in operations; (viii) real and personal property ad valorem taxes and special assessments imposed by any federal, state or local governmental authority on the Real Estate or on the Building or any of the other improvements now or hereafter located on the Real Estate, or on the ownership, operation, or maintenance of all or any part thereof, together with expenses of any proceedings for abatement of any such taxes or assessments on a fully assessed





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basis; provided, any such ad valorem taxes or special assessments imposed or assessed upon the Leased Premises shall be allocated to Tenant if they are a direct result of Tenant's occupancy of the Leased Premises; (ix) all other reasonable and necessary expenses incurred in connection with the cleaning, operating, managing, maintaining, and repairing of such improvements; and (x) Costs of replacement of landscaping on the Real Estate. Operating Costs shall not include: (i) The cost of redecorating or special cleaning or other services, the cost of which is paid by an individual tenant or tenants, (ii) wages, salaries or fees paid to executive and accounting personnel of Landlord or Landlord's managing agent; (iii) except as herein provided, the cost of any repair or replacement item which, by standard accounting practice, should be capitalized; (iv) depreciation; (v) leasing commissions; or (vi) costs of services not provided to all tenants of the Building.

                                  (k)      Real Estate - The tract of real
property, together with all improvements thereon and appurtenances thereto belonging, on which the Building is to be located, more particularly described on Exhibit A.

                                  (l)      Rent - All sums to be paid by Tenant
to Landlord pursuant to paragraph 4 of this Lease, and all other amounts as are required to be paid pursuant to the terms hereof.

                                  (m)      Rentable Area - The Rentable Area of
the Building shall be the sum of the Rentable Areas of all offices, research laboratories, and laboratory support spaces, in the Building shall be the sum of the Rentable Areas of all in the Building. The Rentable Area of offices shall include area occupied by the tenant which shall be computed by measuring to the center line of corridors or permanent partitions, to the center of partitions that separate such office from adjoining space, and to the center line of the permanent outer Building walls or to the center line of exterior glass walls (with no deduction for columns or projections necessary to the Building, and including corridors, elevator lobbies, restrooms, and janitorial closets, to the extent included in the space occupied by the tenant, but excluding stairs and elevator shafts).

                                  (n)      Substantial Completion - The date,
as certified by Landlord's architect, upon which construction of the Building and the Leasehold Improvements is complete to the extent that the same can be occupied for normal usage as a medical office.





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                                  (o)      Tenant Improvements - Those
Leasehold Improvements to be installed pursuant to the Working Drawings and Specifications. The Tenant Improvements will be installed at the sole cost of Tenant.

                                  (p)      Tenant's Share - A fraction, having
as its numerator the Rentable Area of the Leased Premises and as its denominator the Rentable Area of the Building.

                                  (q)      Working Drawings and Specifications
- The plans, specifications and drawings for construction of the Leasehold Improvements, to be prepared in accordance with Exhibit D.

                                  (r)      Year - With reference to the Term or
any year of this Lease, refers to a twelve-month period commencing on the Commencement Date and ending on each annual anniversary of the Commencement Date.

                 2. Lease. Landlord hereby leases and rents to Tenant, and Tenant hereby leases and rents from Landlord, the Leased Premises.

                 3.       Term.

                          3..1    Length of Term.  The term of this Lease shall
begin on the earlier of (a) the date on which Tenant occupies all or any part of the Leased Premises; (b) the date of Substantial Completion; provided, if Tenant fails to perform any of its obligations as set forth in Exhibit D or the construction contract described therein, then the term shall begin earlier than the date determined in accordance with the preceding provision by the number of days of delay caused by such failure of the Tenant. Unless earlier terminated in accordance with the terms hereof or under law, the term of this Lease shall end on March 31, 2006, on which date the tenancy created hereunder shall terminate without notice.

                          3..2    Preparation for Occupancy.  Landlord agrees
to use its best efforts to have the Leased Premises ready for occupancy on or before the Scheduled Term Commencement Date, which shall, however, be extended for a period equal to the period of any delays due to unusual weather conditions, governmental regulations, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord's control. In the event the construction should not reach





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Substantial Completion on or before the Scheduled Term Commencement Date,
Landlord shall not be liable or responsible for any claims, damages or liabilities by reason thereof, and this Lease will continue in full force and effect. If Landlord is unable to deliver possession of the Leased Premises to Tenant on or before 180 days following the Scheduled Term Commencement Date, then, Landlord may, by written notice to Tenant, terminate this Lease in which event, upon return of any deposit made hereunder, neither party shall have any liability to the other. If Landlord is unable to deliver possession of the Leased Premises to Tenant on or before 180 days following the Scheduled Term Commencement Date, then Tenant may, by written notice to Landlord, terminate this Lease in which event, upon return of any deposit made hereunder, neither party shall have any liability to the other.

                 4.       Rent.

                          4.1     Rent.  Tenant agrees and promises to pay the
Annual Rent in monthly installments of Monthly Rent for the use of the Leased Premises each month during the Term. Tenant shall pay the Monthly Rent on or before the first day of each month, without deduction or setoff.

                          4.2     Fractional Periods.  If the Lease Term shall
begin on a date other than the first day of a calendar month, the Rent due under this paragraph for such calendar month shall be prorated to the last day of such month and such Rent shall be due and payable on the first day of the Lease Term. If the Lease Term ends on a date other than the last day of a calendar month, the Rent due under this paragraph for such calendar month shall be prorated through the last day of the Lease Term.

                          4.3     Delinquent Rent.  If Rent or any other amount
due from Tenant to Landlord shall not be paid within ten days from the date on which it is due, Tenant shall pay, in addition to such amount, interest on such amount at the rate of 1- 1/2% per month from the date on which it was due until paid. The amounts payable hereunder shall be in addition to, and not in limitation of, other remedies available hereunder or under law.

                 5. Construction of Leasehold Improvements. All Leasehold Improvements will be constructed in accordance with the procedures, terms, and provisions of Exhibit D. All Leasehold Improvements shall remain the property of Landlord.





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                 6.       Use of Leased Premises.  The Tenant will not use or
permit any portion of the Leased Premises to be used for any purpose other than the Permitted Use and any purpose or use incidental thereto, nor shall the Leased Premises be used for any purpose which is unlawful, disreputable, adversely affects the Landlord's leasing of the Building, or increases the risk of casualty or the rate of fire or casualty insurance covering the Building or its contents, or any portion thereof. The Tenant will conduct the Tenant's business and will control the Tenant's agents, employees and invitees in such a manner as not to create any nuisance or interfere with, annoy or disturb other tenants of the Building. The Tenant will comply with all requirements of all governmental authorities having jurisdiction over the Leased Premises, including requirements under the Americans With Disabilities Act, and cause the Tenant's agents, employees and invitees to comply fully with the Building Regulations. Without limitation of the foregoing, Tenant agrees that it will not overload, damage, or deface the Leased Premises or the Building or do any act which might make void or voidable any insurance on the Leased Premises, the Building, or the Real Estate or which may result in an increase or extra premium payable for insurance. Without prejudice to any other right or remedy which may be available to Landlord hereunder or under law, Landlord shall have the right to collect from Tenant upon demand any increase in any insurance premium resulting from any use of the Leased Premises by Tenant.

                 7. Hours of Operation and Landlord's Services. So long as Tenant is not in default hereunder and subject to the limitations prescribed by the Building Regulations, Landlord agrees that it will operate the Building and provide services as follows:

                          7.1     Building Hours.  Landlord will keep the
Building open from 7:00 a.m. to 6:00 p.m. Monday through Friday (holidays excepted), and 7:00 a.m. to 1:00 p.m. Saturdays. Tenant and its employees and agents shall have access to the Leased Premises during all other hours, subject to compliance with such security measures as shall from time to time be in effect for the Building.

                          7.2     Heating and Air Conditioning.  Landlord will
furnish heat and air conditioning necessary, in Landlord's reasonable judgment, for comfortable occupancy of the Leased Premises, during regular building hours. Landlord will also furnish, but Tenant will be charged for, heat and air conditioning during





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Tenant's use of the Leased Premises outside of regular building hours of the
Building.

                          7.3     Elevators.  Landlord will provide passenger
elevator service to the Leased Premises during regular building hours with one elevator subject to call at all other times.

                          7.4     Janitorial Services.  Landlord will provide
normal janitorial service to the Leased Premises. Any and all additional or specialized janitorial service desired by Tenant shall be contracted for by Tenant directly, at Landlord's option, with Landlord's janitorial agent, and the cost and payment thereof shall be and remain the sole responsibility of Tenant.

                          7.5     Structural Repairs.  Landlord will perform
all necessary maintenance to the Building, including the mechanical, electrical and plumbing systems in the Leased Premises, excluding maintenance of Leasehold Improvements. In the event that any repair or replacement is required by reason of the negligence or abuse of Tenant or its agents, employees or invitees, or of any other person using the Leased Premises with Tenant's consent, express or implied, Landlord may make such repair and following notice thereof to Tenant add the cost thereof to the first installment of Monthly Rent thereafter becoming due unless Landlord shall have actually recovered such cost through insurance proceeds.

                          7.6     Water.  Landlord will provide water for
drinking, lavatory and toilet, research laboratory, and research laboratory support purposes drawn through fixtures installed by Landlord.

                          7.7     Electricity.  Landlord will furnish the
Leased Premises with electric current for lighting, normal research facility use, heating and air conditioning, and replace building standard light bulbs and tubes in building standard fixtures when required. Tenant's use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises. Landlord shall also furnish emergency backup electrical power in order to allow for continuous use of the Premises in the event of failure of regular power supply.

                          7.8     Repair.  The Landlord will use reasonable
diligence to repair any malfunction of the Building or any of the services to be provided, but neither the failure to any extent to





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
furnish, or any stoppage or interruption of, the foregoing services resulting from any cause whatsoever, nor any "surges" or similar irregularities in the electrical current will render the Landlord liable in any respect for damages to the Tenant or any other person or be construed as an eviction of the Tenant. If the services to be provided under paragraphs 7.2, 7.6 or 7.7 are interrupted through no fault of Tenant or Tenant's agents or employees for a period of at least seven (7) business days, Tenant shall be entitled to an abatement of Rent until such service resumes.

                          7.9     Additional Services.  In the event the Tenant
desires services in excess of those required for normal office and research laboratory usage or in excess of or at times other than the services regularly provided by the Landlord to other tenants of the Building, Tenant shall request such services in advance and, although Landlord shall have no obligation to provide such services (other than those identified in paragraphs 7.2, 7.6 and 7.7), if it agrees to do so, the Tenant agrees to pay to the Landlord such charges as the Landlord might from time to time prescribe for such additional services, which charges shall be a reflection of the actual costs thereof to Landlord.

                 8. Quiet Enjoyment. The Landlord agrees that if the Tenant pays the Rent and performs all other obligations of the Tenant hereunder, the Tenant will peacefully hold the Leased Premises, free of interference from any person, firm, or corporation claiming by, through, or under Landlord, subject to any underlying leases, mortgages, deeds of trust and other encumbrances now or hereafter affecting the Leased Premises and any applicable zoning ordinances, laws, and regulations affecting the use thereof.

                 9.       Insurance.

                          9.1     Hazard Insurance.  Tenant will maintain, at
Tenant's expense, throughout the Lease Term, a policy or policies of insurance insuring Tenant and Landlord against all risks of direct physical loss, subject to standard exclusions acceptable to Landlord, covering all Leasehold Improvements and all contents of, improvements and betterments to the Leased Premises, to the extent of not less than 90% of the full insurable value of such property. Such policy shall name Tenant and Landlord as insureds, as their interests may appear, with Landlord named as loss payee, and shall be maintained with an insurance company or companies authorized to do business in the State of Oklahoma and otherwise satisfactory to Landlord.





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                          9.2     Liability Insurance.  The Tenant will
maintain, at Tenant's expense, throughout the Lease Term, a policy or policies of insurance insuring the Tenant and the Landlord against all liability for injury to or death of any person occasioned by or arising out of or in connection with the occupancy of the Leased Premises, such policy or policies to have not less than $1,000,000 combined single limit coverage. Such insurance shall name Tenant as the insured and Landlord as an additional insured and shall be maintained with an insurance company or companies authorized to do business in the state of Oklahoma and otherwise satisfactory to Landlord.

                          9.3     Policies.  The Tenant will furnish evidence
satisfactory to the Landlord of the maintenance of all insurance required by this paragraph, including certificates of such insurance and evidence of the payment of premiums therefor, and will obtain a written obligation on the part of each insurance company to notify the Landlord at least thirty (30) days prior to cancellation or material change of any such insurance.

                          9.4     Subrogation.  The Tenant hereby waives any
cause of action which the Tenant or anyone claiming by through, or under it, by subrogation or otherwise, might now or hereafter have against the Landlord on account of any loss or damage which is insured against under any insurance policy which names the Tenant as a party insured. Tenant agrees to provide Landlord a waiver of subrogation endorsement, satisfactory to Landlord, to all policies of insurance maintained pursuant to this Lease.

                 10. Alterations and Repairs. The Tenant will make no material alterations or additions to the Leased Premises without the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed. Any additions to the Leased Premises made with Landlord's consent shall become Landlord's property upon installation, unless at the time of such installation Landlord notifies Tenant that such additions shall remain the property of Tenant, with respect to which Tenant shall, upon the termination of this Lease, remove such property and repair any damage to the Leased Premises caused by such removal.

                 11. Maintenance. The Tenant will, at the Tenant's expense, maintain the Leased Premises and all Leasehold Improvements in sound condition and good repair. Tenant will repair or replace, with material of the same quality as that to be repaired or replaced, any damage done to the Building or the Leased Premises by





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the Tenant or the Tenant's agents, employees or invitees.  The Tenant will not commit or allow any waste or damage to be committed on any portion of the Leased Premises.

                 12. Tenant's Personal Property. Tenant shall be solely responsible for all personal property, furniture, or fixtures placed in or on the Leased Premises by Tenant. Tenant shall not install or operate in the Leased Premises any equipment (other than equipment normally used in modern offices or as may be required in connection with the Permitted Use of the Leased Premises), without the prior written consent of the Landlord. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed or installed by Tenant in the Leased Premises.
If any such taxes are levied or assessed against Landlord or Landlord's Property, and, if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture, or fixtures placed by Tenant in the Leased Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord, upon demand, that portion of such taxes attributable to such property of Tenant.

                 13. Costs of Alterations, Equipment. Any alterations or equipment permitted by Landlord under the preceding paragraphs hereof shall be made or installed by persons approved in advance by Landlord. Such work, including all costs of modifications to the Building or the Building's heating, ventilating, air conditioning, electrical, plumbing, or other mechanical systems necessary, as determined by Landlord, to accommodate such alterations or equipment without interference with the normal operation of the Building, shall be performed at the sole cost of Tenant.

                 14. Additional Taxes. If, during the term of this Lease, or any renewal or extension thereof, any taxes are imposed upon the privilege of renting or occupying the Leased Premises, or upon the amount of rent collected therefor, Tenant will pay each month, as additional Rent, a sum equal to such tax or charge that is imposed for such month, but nothing herein shall require Tenant to pay any income, estate, excess profits, excise, or franchise tax imposed upon Landlord.

                 15. Delivery upon Termination. On the termination of this Lease, the Tenant will remove all moveable personal property and furniture of Tenant and those claiming under it and deliver the Leased Premises and the Leasehold Improvements (except those Leasehold Improvements to be removed by Tenant in accordance with this





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Lease) to the Landlord in the condition which existed at the beginning of the
Lease Term, ordinary wear and tear excepted. Tenant shall repair any damage to the Leased Premises caused by the removal of such property.

                 16. Signs. Tenant will not place signs on the Leased Premises, the Building or the Real Estate. Landlord will place Tenant's name on the entrance doors to the Leased Premises or the accompanying sidelights, with lettering specified by Landlord. Identification of Tenant and Tenant's location will also be provided in a directory located in the Building lobby, the size and design of which shall be determined by Landlord, at Landlord's expense.

                 17. Assignment and Subletting. The Tenant will not assign or encumber this Lease, or any interest herein, or sublet the Leased Premises, in whole or in part or suffer any other person to occupy the Leased Premises, or any portion thereof, without the prior written consent of the Landlord, which consent shall not be unreasonably withheld, and any such assignment, encumbrance, subletting or occupancy without such consent will be void. Any sale, encumbrance, or other transfer of a majority of the issued and outstanding stock of Tenant (if Tenant is a corporation) or a majority of the interest in the Tenant (if Tenant is a partnership or limited liability company) shall constitute an assignment of this Lease within the meaning of the foregoing sentence. If the Tenant desires to assign this Lease, or sublet the Leased Premises or any part thereof, the Tenant will give the Landlord written notice of such desire, specifying the name of the proposed assignee or sublessee and all of the terms of the proposed assignment or sublease, at least thirty (30) days in the case of an assignment, and at least ten (10) days in the case of a sublease, prior to the date such assignment or sublease is proposed to be effective. Notwithstanding any consent granted by the Landlord, the Tenant, each Guarantor, and each assignee of Tenant will at all times remain fully liable for the payment of Rent and for the performance of the Tenant's obligations hereunder, unless Landlord expressly and in writing agrees otherwise. No consent granted by the Landlord will constitute a waiver of the provisions of this Lease except as to the specific instance covered thereby.

                 18. Tenant's Acceptance of Leased Premises. By taking possession of the Leased Premises, the Tenant will be deemed to have accepted the Leased Premises as suitable for the purposes for





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
which they are leased, except as specified in a punchlist prepared by Landlord and Tenant upon Tenant's occupancy.

                 19. Indemnification. Tenant agrees to indemnify, defend and hold harmless Landlord, Landlord's building manager, and their respective directors, trustees, officers, employees and agents, from any and all suits, actions, damages, liability, claims and expenses arising from the occupancy or use of the Leased Premises, the Building, the Real Estate and other improvements on the Real Estate by Tenant, its agents, employees and invitees unless the same is the result of the willful and gross negligence of Landlord, its building manager or their respective directors, trustees, officers, employees and agents, and Landlord and its building manager and their respective directors, trustees, officers, employees and agents shall not be liable to Tenant for any such damage or loss, whether or not the result of their willful and gross negligence, to the extent Tenant is compensated therefor by insurance. If the Landlord is made a party to any action commenced by or against the Tenant with respect to a claim against which Landlord is indemnified hereunder, the Tenant agrees to protect and hold the Landlord harmless therefrom and to pay all loss, expenses and the reasonable attorney's fees of the Landlord incurred in connection therewith.

                 20. Condemnation. If all of the Leased Premises or the Building, or such portion thereof as to unreasonably interfere with Tenant's use of the Leased Premises, is taken or condemned for any public use or purpose by right of eminent domain, or is transferred by agreement in lieu of or under threat of condemnation, this Lease will terminate as of the date Tenant is required to yield possession thereof. If only a portion of the Leased Premises or the Building is so taken or condemned, so as to not unreasonably interfere with Tenant's use of the Leased Premises, then, at Landlord's option, to be exercised by written notice to Tenant no later than thirty (30) days prior to the date possession thereof will be delivered to such condemning authority or transferee, this Lease will terminate as of the date possession is so delivered or will continue unaffected. If the Landlord elects that this Lease shall continue unaffected, there shall be no reduction or abatement of Rent or other obligations of Tenant hereunder except the Tenant's Share shall be revised to reflect the resulting changes in the Rentable Area of the Building and the Leased Premises. The Landlord will receive the entire award from any such taking (or the entire compensation paid on account of any transfer by agreement) and the Tenant will have no claim thereto; provided, the Tenant may





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at its option seek relocation expenses from the condemning authority.

                 21. Casualty. If the Leased Premises are damaged by fire or other casualty and such damage cannot be repaired within one hundred eighty
(180) days from the date of occurrence (as estimated by either party in good faith as soon as reasonably practicable after the occurrence of such damage), then either party may terminate this Lease by giving written notice thereof to the other party within thirty (30) days after the occurrence of such damage, will terminate as of the date such notice is given. On any such termination the Tenant will pay Rent and all other obligations of the Tenant apportioned to the date on which such damage occurs and will immediately surrender the Leased Premises to the Landlord. If the damage can be repaired within one hundred eighty (180) days, or if the damage cannot be repaired within one hundred eighty (180) days but neither party exercises the option to terminate this Lease, the Landlord shall proceed to repair, restore and rebuild the Leased Premises and the Building to their former condition and complete such work with reasonable promptness, and this Lease will continue in effect; but the Rent shall abate from the date of the fire or other casualty until the repairs, restoration and rebuilding are completed. To the greatest extent possible, the costs of such repairs, restoration and rebuilding shall be satisfied from insurance proceeds received under all insurance policies insuring against the losses and damages incurred and naming either the Landlord, the Tenant or both of them as parties insured. To the extent, however, that the costs of such repairs, restoration and rebuilding are not satisfied through insurance proceeds, such costs will be borne by the parties hereto as follows: (a) the costs of repairing, restoring or replacing the Tenant's personal property located in the Leased Premises shall be borne solely by the Tenant; and (b) all other costs incurred in repairing, restoring and replacing the Leased Premises and the Building shall be borne solely by the Landlord.

                 22. Notice of Accidents and Defects. Tenant shall give to Landlord immediate notice of any accident occurring in the Leased Premises and of any defects in the Leased Premises, including, without limitation, fire, accident involving a person, and accident to or defects in the water pipes, electric wires, elevator and heating and cooling apparatus.

                 23. Entry. The Landlord and the Landlord's agents, employees and contractors will have the right to enter the Leased

Premises at all reasonable hours (or, in any emergency, at any hour), to inspect, clean, repair or alter the Leased Premises as the Landlord may deem necessary, so long as Tenant's Permitted Use is unaffected, and the Tenant will not be entitled to any abatement or reduction of Rent by reason thereof. Without limitation of the foregoing, Tenant agrees that during the 12 month period prior to the expiration of the Lease Term, Landlord may exhibit the Leased Premises to prospective tenants.

                 24. Holding Over. Unless Landlord expressly agrees otherwise in writing, Tenant shall pay Landlord 200% of the amount of Rent then applicable prorated on per diem basis for each day Tenant shall retain possession of the Premises or any part thereof after expiration or earlier termination of this Lease, together with all damages sustained by Landlord on account thereof. The foregoing provisions shall not serve as permission for Tenant to hold-over, nor serve to extend the Term although Tenant shall remain bound to comply with all provisions of this lease until Tenant vacates the Premises. Notwithstanding the foregoing to the contrary, at any time before or after expiration or earlier termination of the Lease, landlord may serve notice advising Tenant of the amount of Rent and other terms required, should Tenant desire to enter a month-to-month tenancy (and if Tenant shall hold over more than one full calendar month after such notice, Tenant shall hereafter be deemed a month-to-month tenant, on the terms and provisions of this Lease then in effect, as modified by Landlord's notice, and except that Tenant shall not be entitled to any renewal or expansion rights contained in this Lease or any amendments hereto.

                 25. Landlord's Lien. As security for the performance of the obligations of the Tenant under this Lease, the Tenant hereby grants the Landlord a security interest in all equipment, inventory, fixtures, furniture, and all other property now owned or hereafter acquired by the Tenant which is located in the Leased Premises, and all proceeds and products thereof. The Tenant will not remove any of such personal property from the Leased Premises until all of the Tenant's obligations under this Lease have been satisfied in full. Without excluding any other manner of notice, any requirement for reasonable notice to the Tenant of the Landlord's intention to dispose of any property pursuant to the enforcement of such security interest will be met if such notice is given at least ten (10) days before the time of such disposition. Any sale made pursuant to the enforcement of such security interest will be deemed to have been a public sale conducted in a commercially reasonable manner if held at the Leased Premises after advertisement of the time, place, method of sale and a general description of the property to be sold in a daily newspaper published in Oklahoma County, Oklahoma, for five (5) consecutive days before the date of sale. The Tenant agrees to execute and deliver to the Landlord such financing statements, continuation statements and other instruments which might reasonably be required to perfect, protect or continue the foregoing security interest within ten (10) days after written request therefor.

                 26.      Responsibility for Hazardous Material.

                          26.1      Definitions.  As used in this paragraph,
the following terms shall have the following meanings:

                                    (a)    "Hazardous Material" means any
substance, material or waste which is reasonably considered by Landlord to be posing an actual or potential threat to the health or safety of persons entering the Property or which is or at any time hereafter becomes regulated as "hazardous," "toxic" or under any other similar designation by any local, state or federal governmental authority. Such term includes, without limitation, (i) asbestos, (ii) any material, substance or waste defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.), (iii) any material, substance or waste defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section
9601, et seq.), (iv) any petroleum product, or (v) any material, substance or waste defined as a "regulated substance" pursuant to Subchapter IX of the Solid Waste Disposal Act (42 U.S.C. Section 6991, et seq.).

                                    (b)    "Indemnified Person" means the
Landlord and any director, trustee, officer, employee or agent of Landlord.

                          26.2      Notices.  Tenant shall promptly notify
Landlord in the event Tenant becomes aware of the presence of any Hazardous Material or any underground storage tank on the Real Estate or in the Leased Premises.

                          26.3      Indemnification.  Tenant agrees that it
will not bring onto the Real Estate any Hazardous Material other than inventory, cleaning supplies and other materials in normal quantities ordinarily used in the operation of its business, and that it will not permit any employee, agent, officer, director or invitee of Tenant or any person occupying the Leased Premises, or any portion thereof, by, through or under Tenant to bring any Hazardous Material onto the Real Estate. Tenant hereby indemnifies each Indemnified Person from and against any and all loss, cost, damage and expense arising from the introduction of any Hazardous Material onto the Leased Premises by Tenant, any employee, agent, officer, director or invitee of Tenant or any other person occupying the Leased Premises, or any portion thereof, by, through or under Tenant.

                          26.4      Remedies of Landlord.  If Landlord becomes
aware of the presence or suspected presence of any Hazardous Material brought onto the Leased Premises in violation of this paragraph, Landlord may so notify the Tenant and request that Tenant institute remedial action. Tenant will, within ten days of receipt of such notice, at its sole cost and expense, commence such action as is specified by Landlord to remove all such Hazardous Material from the Leased Premises and will diligently pursue such action to completion. Such work will be performed in accordance with all applicable, laws, ordinances and regulations governing such work. If Tenant fails to undertake the work required by this paragraph, Landlord may, at its option to be exercised by notice to Tenant (i) undertake such work, in which event Tenant shall reimburse Landlord for all costs and expenses, including the fees of attorneys, engineers and other consultants, incurred by Landlord in such work, or (ii) terminate this Lease, without prejudice to any claim for damages resulting from Tenant's breach hereof. However, Landlord shall not be under any obligation to exercise either of the remedies specified in the preceding sentence, and the remedies provided in this paragraph shall not be considered exclusive or preclude any claim for damages or any other remedy which may be available under this Lease or under law.

                 27. Security Deposit. The Tenant shall deposit with the Landlord simultaneously with the execution of this Lease the Security Deposit. Such deposit will be held by the Landlord throughout the Lease Term without liability for interest and as security for the performance by the Tenant of all the Tenant's obligations under this Lease, it being expressly understood that the deposit will not be considered an advance payment of Rent or a measure of the Landlord's damages for any default by Tenant. The Landlord may commingle the deposit with the Landlord's other funds and may, from time to time, without prejudice to any other remedy, use the deposit to satisfy any obligation of the Tenant hereunder. Following any such application of the deposit, the Tenant will pay to the Landlord, on demand, the amount so applied and restore the deposit to its original amount. If the Tenant is not in default at the termination of this Lease, the balance of the deposit remaining after any such application will be returned by the Landlord to the Tenant. If the Landlord transfers the Landlord's interest in the Leased Premises during the Lease Term, the Landlord will assign the deposit to the transferee and thereafter the transferor will have no further liability with respect to such deposit.

                 28. Abandoned Property. All personal property not removed by the Tenant from the Leased Premises within five (5) days after the expiration or earlier termination of the Lease Term will be conclusively presumed to have been abandoned by the Tenant and the Landlord may, at the Landlord's option,hereafter take possession of such property and either declare the same to be the property of the Landlord or, at the expense of the Tenant, dispose of such property in any manner and for such consideration the Landlord, in the Landlord's sole discretion, deems advisable.

                 29. Default. The following events will be deemed to be events of default by the Tenant under this Lease: (a) failure to pay any Rent or other sum payable by the Tenant hereunder when such sum becomes due, and such failure continues for ten (10) days following written notice of such default given by the Landlord to the Tenant; (b) failure to comply with any term of this Lease or the Building Regulations, and such failure continues for ten (10) days following written notice of such default given by the Landlord to the Tenant; (c) the filing by or against the Tenant, or any Guarantor, of any proceedings under the federal bankruptcy act or any similar law; (d) the adjudication of the Tenant or any Guarantor as bankrupt or insolvent in proceedings filed under the federal bankruptcy act or any similar law; (e) the insolvency of the Tenant, or any Guarantor, or the making by Tenant or any Guarantor of a transfer in fraud of creditors or an assignment for the benefit of creditors; or (f) the appointment or a receiver or trustee for the Tenant, any Guarantor or any of the assets of the Tenant.

                 30. Remedies. On the occurrence of any event of default, the Landlord will have the option to do the following, without any notice or demand, in addition to and not in limitation of any other remedy permitted by law or by this Lease:

                          30.1      Termination.  The Landlord may terminate
this Lease, in which event the Tenant will immediately surrender the Leased Premises to the Landlord, but if the Tenant fails to do so, the Landlord may, without notice and without prejudice to any other remedy the Landlord might have, enter and take possession of the Leased Premises and remove the Tenant and the Tenant's property therefrom without being subject to any claim for damages therefor. Tenant shall pay Landlord all costs incurred by Landlord in any such action, including the costs of taking possession of and repairing any damage to the Leased Premises and all other damages caused by Tenant's default.

                          30.2      Reletting.  If Landlord does not terminate
this Lease, Landlord may, at its option, reenter the Leased Premises and remove any personal property of the Tenant, forcibly, if necessary, without being guilty of trespass, and relet the Leased Premises for the benefit of Tenant, in which event the Tenant shall pay the Landlord all costs incurred by Landlord in such action including, without limitation, the reasonable costs of taking possession of and repairing the Leased Premises, the reasonable cost of preparing the Leased Premises for reletting, attorneys' fees, brokerage commissions, and all other damages caused by Tenant's default, and shall, in addition, remain obligated to Landlord for the difference between any rent received by Landlord as a result of such reletting and the Rent for which Tenant is obligated hereunder. Landlord shall have no duty to relet the Leased Premises, and the failure of Landlord to relet the Leased Premises will not release or affect the Tenant's liability for Rent or for damages. In the event any such reletting results in payment of rent thereunder to Landlord in excess of the Rent for which Tenant is obligated hereunder, Landlord shall retain such excess.

                          30.3      Election not to Relet.  If the Landlord
elects not to terminate this Lease and does not relet the Leased Premises for the benefit of Tenant, Tenant shall remain obligated to Landlord for all Rent for which it is obligated hereunder for the remainder of the Lease Term, together with all damages caused by Tenant's default.

                          30.4      Option to Perform.  The Landlord may
perform or cause to be performed the unperformed obligations of the Tenant under this Lease and may enter the Leased Premises to accomplish such purpose without being liable to any claim for damages therefor. The Tenant agrees to reimburse the Landlord on demand for any reasonable expense which the Landlord might incur in effecting compliance with this Lease on behalf of the Tenant, and the Tenant further agrees that the Landlord will not be liable for any damages resulting to the Tenant from such action, whether caused by the negligence of the Landlord or otherwise.

                 31. Waiver of Default. No action by the Landlord during the Lease Term will be deemed an acceptance of an attempted surrender of the Leased Premises and no agreement to accept a surrender of the Leased Premises will be valid unless made in writing and signed by the Landlord. No reentry or taking possession of the Leased Premises by the Landlord will be construed as an election by the Landlord to terminate this Lease, unless a written notice of termination is given to the Tenant. The failure of the Landlord to enforce the Building Regulations against the Tenant or any other tenant in the Building will not be deemed a waiver thereof.

                 32. Attorneys' Fees. In any action by one party against the other to enforce this Lease, the prevailing party may recover reasonable attorney's fees and other expenses incurred by such party in connection therewith.

                 33. Mechanic's and Materialmen's Liens. If any mechanic's or materialmen's liens shall at any time be filed against the Leased Premises, or any part thereof, by reason of any work, labor, services, materials, or equipment furnished to or for Tenant, Tenant, within thirty (30) days after notice of the filing thereof shall cause the same to be fully satisfied by bond or otherwise. Nothing herein shall be deemed or construed in any way as constituting the consent or the request of Landlord, express or implied, to any contractor, subcontractor, laborer or materialmen for the performance of any labor or the furnishing of any materials for any improvement, alteration or repair of the Leased Premises, or any part thereof, nor as giving the Tenant any right, power, authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the Leased Premises, or any part thereof.

                 34. Landlord's Transfer. In the event the Landlord transfers the Landlord's interest in the Building, the Landlord will thereby be released from any obligation hereunder accruing from and after such transfer, including any claims with respect to any security deposit delivered to such transferee, and the Tenant agrees to attorn to and look solely to the transferee for the performance of such obligations. The agreement of the Tenant to attorn to the transferee of the Landlord will survive any termination of rights of the Landlord in the Building and the Tenant agrees to execute and deliver to the transferee of the Landlord from time to time, within ten (10) days after written request therefor, all instruments which might be required by the Landlord to confirm such attornment. Any transferee of Landlord shall acquire Landlord's interest in the Building subject to this Lease.

                 35. Subordination. Subject to the conditions set forth in this paragraph, this Lease and all rights of the Tenant hereunder shall, at the option of the Landlord, be subject and subordinate to any future mortgage or other Encumbrance held by a lending institution which may hereafter affect the Building, the Real Estate or any other property associated therewith; and the Tenant agrees to execute and deliver to the Landlord from time to time, within ten (10) days after written request by the Landlord, any and all instruments which may be required by the Landlord to confirm such subordination. As express conditions to this Lease being subordinated to any such future mortgage or other Encumbrance, the holder of such mortgage or other Encumbrance shall provide the Tenant with a written agreement, in form and content satisfactory to the Tenant, to the effect that so long as no event of default by the Tenant has occurred and is continuing under this Lease, then:
(a) Tenant shall not be named as a party defendant or otherwise joined in any foreclosure action or other proceeding which may be taken or instituted by the then holder of the mortgage or other Encumbrance by reason of a default under such mortgage or other Encumbrance; and (b) this Lease shall not be terminated, nor shall Tenant's use, possession or enjoyment of the Leased Premises be interfered with, nor shall any of Tenant's rights under this Lease be affected in any other manner, by reason of a default under such mortgage or other Encumbrance or by reason of any foreclosure proceeding or other action instituted as a result of such default. With respect to any existing mortgages or other Encumbrances presently covering the land upon which the Building is to be located, the execution and delivery to the Tenant of a written agreement to the above effect by the holder of each such mortgage or other Encumbrance shall be a condition precedent to the effectiveness of this Lease.

                 36. Estoppel Certificate or Three-Party Agreement. Upon the commencement of the Lease Term, Tenant will execute and deliver to Landlord and any Mortgagee a tenant's acceptance letter in the form of Exhibit E. At Landlord's request, Tenant will execute any other estoppel certificate addressed to Landlord and any mortgagee or any three-party agreement among Landlord, Tenant and any mort-gagee certifying to such facts (if true) and agreeing to such notice provisions and other matters as such persons may reasonably require. Such agreement may contain, without limitation, an agreement by the Tenant with such mortgagee that after the date of such certificate, the Tenant will not pay any Rent more than thirty (30) days in advance of its due date or surrender or consent to the modification or termination of this Lease by the Landlord. Tenant agrees that in the event of any default by Landlord hereunder, Tenant shall take no action to terminate this Lease or pursue any other remedies which may be available to it without first providing to each mortgagee known to Tenant notice of such default and a reasonable time of not less than thirty (30) days in which to cure such default.

                 37. Building Name. The Landlord reserves the right at any time to name the Building and to change the Building name without liability to the Tenant.

                 38. Brokerage. The Tenant warrants that the Tenant has had no dealings with any broker in connection with the execution of this Lease and the Tenant agrees to indemnify and hold the Landlord harmless from all claims for commissions or other compensation asserted by any person employed or retained by Tenant with respect to this Lease.

                 39. Recording. The Landlord and the Tenant agree that this Lease will not be recorded, but that a memorandum hereof in substantially the form set forth at Exhibit F will be executed and delivered within (10) days after the written request of either party, which memorandum may be recorded in the Office of the County Clerk of Oklahoma County, Oklahoma.

                 40. Landlord's Liability. Anything herein contained to the contrary notwithstanding, the obligations of Landlord under this Lease shall be binding upon and enforceable only out of Landlord's interest in the Real Estate, the Building and other improvements thereon, and not upon or out of any other assets of Landlord.

                 41.      Notices.

                          41.1      Form of Notice.  All notices, requests,
demands, instructions, or other communications called for hereunder or contemplated hereby shall be in writing and shall be deemed to have been given if personally delivered in return for receipt or if mailed, first class, postage prepaid, by registered or certified mail, return receipt requested, to the parties at the address as set forth below. Either party may change the address to which notices are to be given hereunder by giving notice in the matter herein provided.

                          41.2      Notices to Landlord.  Notices to Landlord
shall be addressed to the Landlord at the Landlord's Address.

                          41.3      Notices to Tenant.  Notices to Tenant shall
be addressed to the Tenant at the Tenant's Address.

                 42. Joint and Several Liability. If the Tenant is more than one person, the Tenant's obligations hereunder are joint and several. If there is a Guarantor, the Tenant's obligations hereunder are joint and several obligations of the Tenant and the Guarantor, and the release, forbearance or discharge of any Guarantor will not relieve the Tenant from the performance of the Tenant's obligations hereunder.

                 43. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under any present or future law, the remainder of this Lease will not be affected thereby.

                 44. Binding Effect. The provisions of this Lease will be binding on and inure to the benefit of the Landlord and the Tenant and their respective personal representatives, successors and permitted assigns.

                 45. Time of the Essence. Time shall be the essence with respect to the performance by the parties of their respective obligations hereunder. If the time for performance of any obligation hereunder falls on a Saturday, Sunday, or legal holiday, such time shall be extended to the next succeeding business day.

                 46. Consent to Breach. Any assent, express or implied, to any breach of any covenant or condition herein contained shall operate as such only in the specific instance and shall not be construed as an assent or waiver of any condition or covenant generally, or any subsequent breach thereof.

                 47. Remedies Cumulative. The various rights, powers elections and remedies of the parties hereto shall be considered as cumulative, and no one of them is exclusive of the others or exclu-sive of any right or power allowed by law, and no right shall be exhausted by being exercised on one or more occasions.

                 48. Substitution. The Landlord has the right to substitute for the Premises other premises (herein referred to as the "new premises") at the Building, or another comparable building, provided: (i) the new premises shall be similar to the Premises in area, (ii) Landlord shall give Tenant at least thirty (30) days written notice before making such change, and the parties shall execute an amendment to the Lease confirming the change within thirty (30) days after either party shall request the same; and (iii) if Tenant shall already have taken possession of the Premises: (a) Landlord shall pay the direct, out-of-pocket, reasonable expenses of Tenant in moving from the Premises to the new premises and improving the new premises so that they are reasonably similar to the Premises, and, (b) such move shall be made during evenings, weekends, or otherwise so as to incur the least inconvenience to Tenant.

                 49. Arbitration. Any claim, controversy or dispute arising out of or relating to this Agreement, except as set forth herein, shall be settled by arbitration in Oklahoma City, Oklahoma, in accordance with the rules for arbitration of the American Arbitration Association. Any arbitration shall be undertaken pursuant to the Federal Arbitration Act, where possible, and the decision of the arbitrators shall be final, binding, and enforceable in any court of competent jurisdiction. In any dispute in which a party seeks in excess of $50,000 in damages, three arbitrators shall be employed. Otherwise, a single arbitrator shall be employed. All costs relating to the arbitration shall be borne equally by the parties, other than their own attorneys' and experts' fees. The parties will bear their own attorneys' and experts' fees. The arbitrators will not award punitive, consequential or indirect damages. Each party hereby waives the right to such damages and agrees to receive only those actual damages directly resulting from the claim asserted. In resolving all disputes between the parties, the arbitrators will apply the laws of the State of Oklahoma. Except as needed for presentation in lieu of a live appearance, depositions will not be taken. The parties will be entitled to conduct document discovery by requesting production of documents. The arbitrators will resolve any discovery disputes by such prehearing conferences as may be needed. Either party may be entitled to pursue such remedies for emergency or preliminary injunctive relief in any court of competent jurisdiction, provided that each party agrees that it will consent to the stay of such judicial proceedings on the merits of both this Agreement and the related transactions pending arbitration of all underlying claims between the parties immediately following the issuance of any such emergency or injunctive relief.

                 50. Entire Agreement. The Tenant agrees that there are no representations, understandings, stipulations, or other agreements relating to the Leased Premises which are not incorporated herein. This Lease may not be altered, waived, amended or extended, except by a written agreement signed by the Landlord and the Tenant.

LANDLORD:                              PRESBYTERIAN HEALTH FOUNDATION

ATTEST:

                                       By /s/ Dennis McGrath
--------------------------               ---------------------------------
                 Secretary                   Vice President

            [SEAL]


TENANT:                                ZYMETX, INC.

ATTEST:

                                       By /s/ Peter Livingston
--------------------------               ---------------------------------
                 Secretary                   Peter Livingston, President

            [SEAL]

STATE OF                  )
                          )  ss.
COUNTY OF                 )

                 The foregoing instrument was acknowledged before me this ____ day of ______________________, 19__, by ___________________, as
________________________ of Presbyterian Health Foundation, an Oklahoma not for profit corporation, on behalf of such corporation.


                                                      -----------------------
                                                      Notary Public
My Commission Expires:

----------------------
        [SEAL]




STATE OF OKLAHOMA         )
                          )  ss.
COUNTY OF OKLAHOMA        )

                 The foregoing instrument was acknowledged before me this ____ day of ________________, 19__, by _________________________, as
________________ of _____________________________________, an Oklahoma
_______________, on behalf of such ___________________.


                                                      -----------------------
                                                      Notary Public
My Commission Expires:

----------------------
        [SEAL]

                                    EXHIBITS



A        -       Legal Description

B        -       Leased Premises

C        -       Building Rules and Regulations

D        -       Completion of Space

E        -       Estoppel Certificate

F        -       Memorandum of Lease

                 Addendum